Exhibit 16.1

                           Earl M. Cohen, C.P.A., P.A.
                           Certified Public Accountant


August 4, 2004


Securities and Exchange Commission
Washington, D.C. 20549


Re:  Crown International, Inc.


We have read Crown International, Inc.'s statements to be included under Item 4 of its Form 8-K report regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,


By: /s/ Earl M. Cohen, C.P.A., P.A.


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